EXHIBIT 10.3
PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement” is made as of February 6, 2021 by and between Citizens, Inc., an insurance holding company incorporated under the laws of the state of Colorado (the “Company” or the “Buyer”), and the Harold E. Riley Foundation, a charitable foundation organized under the laws of the state of Texas (the “Seller,” and together with the Buyer, the “Parties”).
This Agreement contemplates a transaction in which, pursuant to the terms and subject to the conditions set forth herein, Buyer will purchase from Seller, and Seller will sell to Buyer, 1,001,714 shares of Class B common stock, no par value, of the Company (the “Class B Shares”), which shares are owned beneficially and of record by Seller and represent all of the shares of Class B common stock of the Company currently issued and outstanding.
The Parties, intending to be legally bound, hereby agree as follows:
1.Purchase and Sale.
a.Seller hereby sells and transfers to Buyer, and Buyer hereby purchases from Seller, free and clear of all liens, claims and encumbrances, all of Seller’s right, title and interest in the Class B Shares at a purchase price of $9.08 per share for an aggregate purchase price equal to $9,090,463.80 (the “Purchase Price”). Each Party hereto shall bear his, her or its own legal fees and costs with respect to this Agreement and the consummation of the transactions contemplated hereby (collectively, the “B Share Transaction”).
b.Seller shall deliver to Buyer at or before 10:00 a.m., Denver time, on March 5, 2021, or at such other date and time as may be mutually agreed by the Parties, provided that such other date and time shall occur no more than 30 days after the date hereof (each such date and time of delivery and payment for the Class B Shares being herein called the “Closing Date”), a stock certificate or certificates representing all of the Class B Shares (or an affidavit of lost certificate(s) in lieu thereof), or such other transfer/assignment document as is agreed by the parties in the event that this Agreement does not suffice for all such purposes. Upon consummation of this Agreement, the Class B Shares shall be cancelled by the Company or held by the Company as treasury stock.
c.Buyer shall deliver to Seller at the Closing Date a cashier’s or certified check, or wire transfer payable in same-day funds to an account designated by Seller, in an aggregate amount equal to the Purchase Price.
2.Seller Representations and Warranties. Seller hereby represents and warrants to, and agrees with Buyer that, as of the date hereof and as of the Closing Date, if later:
a.To the best of Seller’s knowledge and belief, Seller has good and marketable right, title and interest (legal and beneficial) in and to all of the Class B Shares, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Class B Shares against payment therefor by Buyer, good and marketable right, title and interest (legal and beneficial) in and to all of such Class B Shares, free and clear of all liens, encumbrances, equities or claims, will pass to Buyer, subject only to regulatory approval;
b.This Agreement has been duly authorized, executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject only to regulatory approval;
c.To the best of Seller’s knowledge and belief, the sale of the Class B Shares by Seller hereunder, the execution of this Agreement by Seller and the compliance by Seller with all of the provisions of this Agreement will not result in any violation of the provisions of the organizational documents of Seller, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Seller or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Class B Shares by Seller hereunder or the consummation by Seller of the transactions contemplated by this Agreement, other than applicable Form A approval(s) or other applicable State insurance regulatory approvals;
d.To the best of Seller’s knowledge and belief, there are no legal or governmental proceedings pending to which Seller is a party or of which any property of Seller is the subject which, if determined adversely to Seller, individually or in the aggregate, would prevent or impair the sale of the Class B Shares by Seller hereunder or the consummation of the transactions contemplated by this Agreement;
e.Seller has consulted with Seller’s own advisors as to the legal, tax, business, financial and related aspects of, and has not relied upon Buyer or any person affiliated with Buyer in connection with, the Seller’s execution of this Agreement or any transactions contemplated hereby.
3.Miscellaneous.
a.Buyer will, at its sole cost and expense, provide all communications and obtain all related Colorado and other State regulatory approvals required of Buyer and Seller for the B Share Transaction, including without limitation all regulatory registration/transfer notifications and approval issues with each state regulator such that neither Seller nor the replacement trustees from Baylor University (“Baylor”) and Southwestern Baptist Theological Seminary (“SWBTS”) would have to engage in a Form A approval. In the interim time between the execution and the Closing Date, Baylor & SWBTS will seek a Form A exemption based on this Agreement from each of the four state Departments of Insurance, to the extent necessary.
b.Buyer will defend and indemnify Seller, Baylor, and SWBTS and hold them harmless of and from any damages, claims and causes of action asserted by any third party claim or action as a result of the consummation of the B Share Transaction.
c.This Agreement shall be binding upon, and inure solely to the benefit of, Buyer and Seller, and their respective officers, trustees, heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.
d.This Agreement shall be construed and the relation of the Parties determined in accordance with the laws of the State of Colorado without regard to the application of conflicts-of-laws principles.
e.No amendment or waiver of this Agreement shall be effective without the prior written consent of Seller and Buyer.
f.This Agreement may be terminated at any time prior to the Closing Date only upon mutual written consent of the Parties to terminate this Agreement. Upon termination of this Agreement, no Party shall have any further obligations or liabilities under this Agreement; provided, however, that (a) nothing in this Section 3(f) shall relieve either Party from liability for any willful breach of this Agreement prior to the termination hereof and (b) the provisions of Section 2 shall survive any termination of this Agreement.

g.This Agreement may be executed in one or more counterparts (including fax or electronic counterparts), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
h.This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Parties with respect to the subject matter hereof.
i.Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Citizens, Inc.	Harold E. Riley Foundation

/s/ Gerald W. Shields	/s/ Colby Adams
Name: Gerald W. Shields Title: Interim CEO	Name: Colby Adams Title: Authorized Representative - Trustee

/s/ Doug Welch
Name: Doug Welch Title: Authorized Representative - Trustee

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